Exhibit 99.1

Offerpad Announces Third-Quarter Record Revenue and Gross Profit;

Company Raises Full-Year 2021 Outlook

Expands to four new markets; grows home sales 123% over 3Q 2020

Third Quarter 2021 Highlights – compared with the prior-year third quarter:

•	Revenue increased 190% to $540.3 million

•	Gross profit increased 169% to $53.1 million

•	Sold a record 1,673 homes, up from 749 homes

•	Over 99% of inventory owned less than 180 days

CHANDLER, Ariz. – November 10, 2021 – Offerpad Solutions Inc. (“Offerpad”) (NYSE: OPAD), a leading tech-enabled platform for buying and selling residential real estate, today reported financial results for its third quarter ended September 30, 2021.

“We are proud that our first quarter as a public company has highlighted key outcomes of our strategy: high customer satisfaction, operational efficiency and strong revenue growth, all supporting our path to sustained long-term profitability,” said Brian Bair, Chairman and CEO of Offerpad. “The backbone of our approach is combining our team’s deep local industry expertise with technology, working to make the customer experience simple and convenient. This approach has led to rigorous underwriting and a strong track record of accurately estimating what our homes will ultimately sell for. I’m very proud that from the time we launched Offerpad in 2015 through the first half of this year, we’ve achieved a less than 1% variance between our aggregate estimated and actual sales prices.”

Offerpad is increasing its penetration in existing markets, expanding into new markets and adding new services to its full-service Solutions Center mix, providing more customers with individualized solutions. We also added to our mix of ancillary services in certain markets to include a customer rewards program. Offerpad Bundle Rewards allows customers to receive multiple discounts when both buying and selling a home with Offerpad and by obtaining a home loan through Offerpad Home Loans. Since launching in the third quarter, customers in 10 out of our 21 markets have utilized this program. By bundling services, customers save money, and we increase our engagement with those customers.

Highlights for this quarter include a customer satisfaction rating of 94%1 year-to-date through September 30th and expansion into the Midwest with four new market launches. By utilizing local industry expertise, benefitting from integration of technology, and executing a customer focused strategy, Offerpad’s platform is designed to meet customer needs through a simpler way to buy and sell homes in any real estate cycle.

[1]	Survey of approximately 2,500 customers who sold their home to Offerpad.

Q3 Financial Highlights

	Q3 2021	Q3 2020	Percentage Change
Homes acquired	2,753	769	258%
Homes sold	1,673	749	123%
Revenue	$540.3 million	$186.4 million	190%
Gross profit	$53.1 million	$19.8 million	169%
Net loss (reported)[2]	($15.3) million	($2.9) million	(420%)
Adjusted Net loss	($2.1) million	($2.9) million	28%
Adjusted EBITDA	$6.1 million	($0.8) million	N.A.
Contribution profit after interest per home sold	$22,700	$15,400	48%

[2]	Includes $13.2 million non-cash charge in 3Q 2021 to mark to market the Warrant Liability.

“With a record number of homes sales driving record revenue of $540 million in the third quarter, Offerpad continues to demonstrate a combination of strong, sustainable growth and efficiency,” said Mike Burnett, CFO of Offerpad. “Bringing together our leading technology with our residential real estate and home renovation expertise has enabled us to continue to navigate through some of the most challenging and rapidly changing market conditions over the past 18 months. Our results this quarter have enabled us to once again raise our outlook for the remainder of the year, giving us positive momentum heading into 2022.”

Additional information regarding Offerpad’s third quarter 2021 financial results and management commentary can be found by accessing the Company’s Quarterly Letter to Shareholders on the Offerpad investor relations website at https://investor.offerpad.com.

Full Year 2021 Outlook

Based on the favorable results in the first three quarters of the year, Offerpad is raising its full year outlook for 2021 as follows:

	New 2021 Outlook	Prior 2021 Outlook	Change
Homes Sold	5,800 - 6,000	5,612 - 6,000	Midpoint up ~100
Revenue	$1.85B - $1.90B	$1.7B - $1.85B	Midpoint up $100M
Gross Profit	$175M - $185M	$170M - $180M	Midpoint up $5M
Adjusted EBITDA	$0M - $10M	($15)M - ($6)M	Midpoint up $15.5M

Conference Call and Webcast Details

Offerpad Chairman and CEO Brian Bair and CFO Mike Burnett will host a conference call and accompanying webcast on November 10, 2021, at 5 p.m. EST. The webcast can be accessed on Offerpad’s Investor Relations website at https://investor.offerpad.com/events-and-presentations. Participants can register here at www.incommglobalevents.com/registration/q4inc/8940/offerpad-q3-2021-conference-call/ to receive a personalized dial in number and PIN. Access to a replay of the webcast will be available from the same website address shortly after the live webcast concludes.

About Offerpad

Offerpad’s mission is to provide your best way to buy and sell a home. Period. We use technology-enabled solutions to remake the home selling and buying experience by offering customers the convenience, control and certainty to solve their housing needs. We combine our fundamental real estate expertise with our data-driven digital “Solutions Center” platform to give users a holistic, customer-centric experience, enabling them to efficiently sell and buy their homes online with streamlined access to other services including mortgage, listing, and buyer representation services. Visit Offerpad.com for more information.

#OPAD_IR

Contacts

Investors

Stefanie Layton

Investors@offerpad.com

602-706-4905

Media

Laura Collins

480-220-0021

David Stephan

951-970-6336

Press@Offerpad.com

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Offerpad’s future financial or operating performance. For example, statements regarding Offerpad’s financial outlook for full year 2021 and anticipated growth in the industry in which Offerpad operates are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “pro forma,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to, Offerpad’s ability to respond to general economic conditions; the health of the U.S. residential real estate industry; Offerpad’s ability to grow market share in its existing markets or any new markets it may enter; the impact of the COVID-19 pandemic; Offerpad’s ability to manage its growth effectively; Offerpad’s ability to accurately value and manage inventory, and to maintain an adequate and desirable supply of inventory; Offerpad’s ability to successfully launch new product and service offerings, and to manage, develop and refine its technology platform; Offerpad’s ability to maintain and enhance its products and brand, and to attract customers; Offerpad’s ability to achieve and maintain profitability in the future; and the success of strategic relationships with third parties. These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended September 30, 2021 to be filed with the Securities and Exchange Commission on or about November 10, 2021, and our other reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Offerpad and its management, are inherently uncertain. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Offerpad undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

OFFERPAD SOLUTIONS INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$540,287	$186,365	$1,202,906	$841,027
Cost of revenue	487,165	166,600	1,065,383	778,503

Gross profit	53,122	19,765	137,523	62,524

Operating expenses:
Sales, marketing and operating	38,727	16,072	95,398	59,048
General and administrative	8,160	3,981	18,031	12,204
Technology and development	2,777	1,633	7,663	5,454

Total operating expenses	49,664	21,686	121,092	76,706

Income (loss) from operations	3,458	(1,921)	16,431	(14,182)
Other income (expense):
Change in fair value of warrant liabilities	(13,185)	—	(13,185)	—
Interest expense	(5,495)	(1,312)	(9,670)	(8,404)
Other income, net	—	289	248	787

Total other expense	(18,680)	(1,023)	(22,607)	(7,617)

Loss before income taxes	(15,222)	(2,944)	(6,176)	(21,799)
Income tax expense	(81)	—	(170)	—

Net loss	$(15,303)	$(2,944)	$(6,346)	$(21,799)

Net loss per share, basic	$(0.13)	$(0.05)	$(0.08)	$(0.38)

Net loss per share, diluted	$(0.13)	$(0.05)	$(0.08)	$(0.38)

Weighted average common shares outstanding, basic	115,985	57,865	78,191	57,865

Weighted average common shares outstanding, diluted	115,985	57,865	78,191	57,865

OFFERPAD SOLUTIONS INC.

Condensed Consolidated Balance Sheets

(in thousands, except par value per share, unaudited)

		September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents		$116,634	$43,938
Restricted cash		20,024	6,804
Accounts receivable		10,038	2,309
Inventory		902,062	171,359
Prepaid expenses and other current assets		10,453	2,880

Total current assets		1,059,211	227,290
Property and equipment, net		9,556	8,231
Other non-current assets		193	352

TOTAL ASSETS	(1)	$1,068,960	$235,873

LIABILITIES, TEMPORARY EQUITY, AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable		$6,126	$2,149
Accrued liabilities		28,354	11,181
Secured credit facilities and notes payable		509,833	50,143
Secured credit facilities and notes payable, net—related party		241,208	126,825

Total current liabilities		785,521	190,298
Secured credit facilities and notes payable, net of current portion		—	4,710
Warrant liabilities		39,711	—

Total liabilities	(2)	825,232	195,008

Commitments and contingencies
Temporary equity:
Series A convertible preferred stock, zero and 21,011 shares authorized, respectively; zero and 20,907 shares issued and outstanding, respectively; liquidation preference of $0 and $15,099, respectively		—	14,921
Series A-1 convertible preferred stock, zero and 10,905 shares authorized, issued and outstanding, respectively; liquidation preference of $0 and $7,500, respectively		—	7,470
Series A-2 convertible preferred stock, zero and 8,322 shares authorized, issued and outstanding, respectively; liquidation preference of $0 and $7,500, respectively		—	7,463
Series B convertible preferred stock, zero and 58,390 shares authorized, issued and outstanding, respectively; liquidation preference of $0 and $50,000, respectively		—	49,845
Series C convertible preferred stock, zero and 56,716 shares authorized, respectively; zero and 39,985 shares issued and outstanding, respectively; liquidation preference of $0 and $105,750, respectively		—	104,424

Total temporary equity		—	184,123

Stockholders’ equity (deficit):
Class A common stock, $0.0001 and $0.00001 par value, respectively; 2,000,000 and 256,694 shares authorized, respectively; 223,529 and 57,865 shares issued and outstanding, respectively		22	—
Class B common stock, $0.0001 and zero par value, respectively; 20,000 and zero shares authorized, respectively; 14,816 and zero shares issued and outstanding, respectively		2	—
Additional paid in capital		388,566	5,908
Accumulated deficit		(144,862)	(138,516)
Treasury stock		—	(10,650)

Total stockholders’ equity (deficit)		243,728	(143,258)

TOTAL LIABILITIES, TEMPORARY EQUITY, AND STOCKHOLDERS’ EQUITY (DEFICIT)		$1,068,960	$235,873

(1)

Our consolidated assets as of September 30, 2021 and December 31, 2020 include the following assets of certain variable interest entities (“VIEs”) that can only be used to settle the liabilities of those VIEs: Restricted cash, $20,024 and $6,804; Accounts receivable, $8,345 and $1,638; Inventory, $900,283 and $171,212; Prepaid expenses and other current assets, $2,879 and $1,036; Property and equipment, net, $4,377 and $2,772; Total assets of $935,908 and $183,462, respectively.

(2)

Our consolidated liabilities as of September 30, 2021 and December 31, 2020 include the following liabilities for which the VIE creditors do not have recourse to Offerpad: Accounts payable, $4,561 and $716; Accrued liabilities, $2,442 and $575; Current portion of secured credit facilities and notes payable, net, $751,041 and $173,539; Noncurrent portion of secured credit facilities and notes payable, net, $0 and $653; Total liabilities, $758,044 and $175,483, respectively.

OFFERPAD SOLUTIONS INC.

Condensed Consolidated Statements of Cash Flows

(in thousands, unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(6,346)	$(21,799)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	433	308
Gain on sale of equipment	(246)	—
Amortization of debt financing costs	454	304
Impairment of inventory	1,342	2,971
Stock-based compensation	2,316	875
Change in fair value of warrant liabilities	13,185	—
Changes in operating assets and liabilities:
Accounts receivable	(7,717)	(1,472)
Inventory	(721,979)	214,080
Prepaid expenses and other assets	(7,174)	(555)
Accounts payable	3,857	439
Accrued liabilities	17,063	685

Net cash (used in) provided by operating activities	(704,812)	195,836

Cash flows from investing activities:
Purchases of property and equipment	(13,609)	(67)
Proceeds from sales of property and equipment	2,032	—

Net cash used in investing activities	(11,577)	(67)

Cash flows from financing activities:
Proceeds from Business Combination	284,011	—
Issuance cost of common stock	(51,249)	—
Borrowings from credit facilities and notes payable	1,702,702	556,627
Repayments of credit facilities and notes payable	(1,130,563)	(772,021)
Payment of debt financing costs	(3,229)	(598)
Proceeds from issuance of Class C preferred stock, net	—	29,823
Proceeds from exercise of stock options	633	—

Net cash provided by (used in) financing activities	802,305	(186,169)

Net change in cash, cash equivalents and restricted cash	85,916	9,600
Cash, cash equivalents and restricted cash, beginning of period	50,742	29,883

Cash, cash equivalents and restricted cash, end of period	$136,658	$39,483

Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheet:
Cash and cash equivalents	$116,634	$35,948
Restricted cash	20,024	3,535

Total cash, cash equivalents and restricted cash	$136,658	$39,483

Supplemental disclosure of cash flow information:
Cash payments for interest	$9,630	$11,890
Supplemental disclosure of non-cash investing and financing activities:
Transfer of property and equipment, net to inventory	$10,065	$—
Acquisition of warrant liabilities	$26,525	$—
Conversion of preferred stock to common stock	$184,123	$—
Conversion of treasury stock	$10,650	$—

Non-GAAP Financial Measures

In addition to Offerpad’s results of operations above, Offerpad’s management utilizes certain financial measures that are not required by, or presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). These measures have limitations as analytical tools when assessing Offerpad’s operating performance and should not be considered in isolation or as a substitute for GAAP measures, including gross profit and net income.

Offerpad may calculate or present its non-GAAP financial measures differently than other companies who report measures with similar titles and, as a result, the non-GAAP financial measures Offerpad reports may not be comparable with those of companies in its industry or in other industries.

Offerpad has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted net income (loss) within this press release because Offerpad is unable to calculate certain reconciling items without making unreasonable efforts. These items, which include, but are not limited to, stock-based compensation with respect to future grants and forfeitures, could materially affect the computation of forward-looking net income (loss), are inherently uncertain and depend on various factors, some of which are outside of Offerpad’s control.

Adjusted gross profit, contribution profit, and contribution profit after interest (and related margins)

Offerpad believes that adjusted gross profit, contribution profit, and contribution profit after interest are useful financial measures for investors as they are used by management in evaluating unit level economics and operating performance across its markets. Each of these measures is intended to present the economics related to homes sold during a given period. Offerpad does so by including revenue generated from homes sold (and ancillary services) in the period and only the expenses that are directly attributable to such home sales, even if such expenses were recognized in prior periods, and excluding expenses related to homes that remain in inventory as of the end of the period presented. Contribution profit provides investors a measure to assess Offerpad’s ability to generate returns on homes sold during a reporting period after considering home acquisition costs, renovation and repair costs, and adjusting for holding costs and selling costs. Contribution profit after interest further impacts gross profit by including interest costs (including senior and mezzanine secured credit facilities) attributable to homes sold during a reporting period. Offerpad believes these measures facilitate meaningful period over period comparisons and illustrate our ability to generate returns on assets sold after considering the costs directly related to the assets sold in a presented period.

Adjusted gross profit, contribution profit and contribution profit after interest (and related margins) are supplemental measures of Offerpad’s operating performance and have limitations as analytical tools. For example, these measures include costs that were recorded in prior periods under GAAP and exclude, in connection with homes held in inventory at the end of the period, costs required to be recorded under GAAP in the same period. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of Offerpad’s results as reported under GAAP. Offerpad includes a reconciliation of these measures to the most directly comparable GAAP financial measure, which is gross profit.

Adjusted gross profit / margin

Offerpad calculates adjusted gross profit as gross profit under GAAP adjusted for (1) net inventory impairment plus (2) interest expense associated with homes sold in the presented period and recorded in cost of revenue. Net inventory impairment is calculated by adding back the inventory impairment charges recorded during the period on homes that remain in inventory at period end and subtracting the inventory impairment charges recorded in prior periods on homes sold in the current period. Offerpad defines adjusted gross margin as adjusted gross profit as a percentage of revenue.

Offerpad views this metric as an important measure of business performance, as it captures gross margin performance isolated to homes sold in a given period and provides comparability across reporting periods. Adjusted gross profit helps management assess performance across the key phases of processing a home (acquisitions, renovations, and resale) for a specific resale cohort.

Contribution profit / margin

Offerpad calculates contribution profit as adjusted gross profit, minus (1) direct selling costs incurred on homes sold during the presented period, minus (2) holding costs incurred in the current period on homes sold during the period recorded in sales, marketing, and operating, minus (3) holding costs incurred in prior periods on homes sold in the current period recorded in sales, marketing, and operating, plus (4) other income which historically is primarily comprised of net income to us from the investment related to Offerpad’s Home Loans operations. The composition of Offerpad’s holding costs is described in the footnotes to the reconciliation table below. Offerpad defines contribution margin as contribution profit as a percentage of revenue.

Offerpad views this metric as an important measure of business performance as it captures the unit level performance isolated to homes sold in a given period and provides comparability across reporting periods. Contribution profit helps management assess inflows and outflow directly associated with a specific resale cohort.

Contribution profit / margin after interest

Offerpad defines contribution profit after interest as contribution profit, minus (1) interest expense associated with homes sold in the presented period and recorded in cost of revenue, minus (2) interest expense associated with homes sold in the presented period, recorded in costs of sales, and previously excluded from adjusted gross profit, and minus (3) interest expense under Offerpad’s senior and mezzanine secured credit facilities incurred on homes sold during the period. This includes interest expense recorded in prior periods in which the sale occurred.

Offerpad’s senior and mezzanine secured credit facilities are secured by its homes in inventory and drawdowns are made on a per-home basis at the time of purchase and are required to be repaid at the time the homes are sold. Offerpad defines contribution margin after interest as contribution profit after interest as a percentage of revenue.

Offerpad views this metric as an important measure of business performance. Contribution profit after interest helps management assess contribution margin performance, per above, when fully burdened with costs of financing.

The following table presents a reconciliation of Offerpad’s adjusted gross profit, contribution profit and contribution profit after interest to its gross profit, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages and homes sold, unaudited)	2021	2020	2021	2020
Gross profit (GAAP)	$53,122	$19,765	$137,523	$62,524
Gross margin	9.8%	10.6%	11.4%	7.4%
Homes sold	1,673	749	3,950	3,432
Gross profit per home sold	31.8	26.4	34.8	18.2
Adjustments:
Inventory impairment—current period (1)	676	28	713	61
Inventory impairment—prior period (2)	(152)	(398)	(142)	(842)
Interest expense capitalized (3)	1,410	426	2,783	2,565

Adjusted gross profit	55,056	19,821	140,877	64,308
Adjusted gross margin	10.2%	10.6%	11.7%	7.6%
Adjustments:
Direct selling costs (4)	(11,350)	(5,599)	(28,172)	(24,897)
Holding costs on sales—current period (5)(6)	(910)	(489)	(2,365)	(3,827)
Holding costs on sales—prior period (5)(7)	(295)	(424)	(214)	(1,392)
Other income (8)	—	289	248	787

Contribution profit	42,501	13,598	110,374	34,979
Contribution margin	7.9%	7.3%	9.2%	4.2%
Homes sold	1,673	749	3,950	3,432
Contribution profit per home sold	25.4	18.2	27.9	10.2
Adjustments:
Interest expense capitalized (3)	(1,410)	(426)	(2,783)	(2,565)
Interest expense on homes sold—current period (9)	(2,381)	(742)	(5,904)	(7,250)
Interest expense on homes sold—prior period (10)	(697)	(899)	(468)	(4,167)

Contribution profit after interest	38,013	11,531	101,219	20,997
Contribution margin after interest	7.0%	6.2%	8.4%	2.5%
Homes sold	1,673	749	3,950	3,432
Contribution profit after interest per home sold	22.7	15.4	25.6	6.1

(1)	Inventory impairment – current period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end
(2)	Inventory impairment – prior period is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.
(3)

Interest expense capitalized represents all interest related costs, including senior and mezzanine secured credit facilities, incurred on homes sold in the period presented that were capitalized and expensed in cost of sales at the time of sale

(4)	Direct selling costs represents selling costs incurred related to homes sold in the period presented. This primarily includes broker commissions and title and escrow closing fees.
(5)	Holding costs primarily include property taxes, insurance, utilities, homeowners association dues, cleaning and maintenance costs.
(6)	Represents holding costs incurred on homes sold in the period presented and expensed to Sales, marketing, and operating on the Condensed Consolidated Statements of Operations
(7)	Represents holding costs incurred in prior periods on homes sold in the period presented and expensed to Sales, marketing, and operating on the Condensed Consolidated Statements of Operations.
(8)	Other income in 2020 primarily consists of net income to Offerpad from our historical investment in Offerpad Home Loans. In 2021, other income was earned from the sale of certain fixed assets.
(9)	Represents both senior and mezzanine interest expense incurred on homes sold in the period presented and expensed to interest expense on the Condensed Consolidated Statements of Operations.
(10)

Represents both senior and mezzanine secured credit facilities interest expense incurred in prior periods on homes sold in the period presented and expensed to Interest expense on the Condensed Consolidated Statements of Operations.

Adjusted Net (Loss) Income and Adjusted EBITDA

We also present Adjusted Net (Loss) Income and Adjusted EBITDA, which are non-GAAP financial measures, which our management team uses to assess our underlying financial performance. We believe these measures provide insight into period over period performance, adjusted for non-recurring or non-cash items.

We calculate Adjusted Net (Loss) Income as GAAP net income (loss) adjusted for the change in fair value of warrant liabilities. We define Adjusted Net (Loss) Income Margin as Adjusted Net (Loss) Income as a percentage of revenue.

We calculate Adjusted EBITDA as Adjusted Net (Loss) Income adjusted for interest expense, amortization of capitalized interest, taxes, depreciation and amortization and stock-based compensation expense. We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue.

Adjusted Net (Loss) Income and Adjusted EBITDA are supplemental to our operating performance measures calculated in accordance with GAAP and have important limitations. For example, Adjusted Net (Loss) Income and Adjusted EBITDA exclude the impact of certain costs required to be recorded under GAAP and could differ substantially from similarly titled measures presented by other companies in our industry or companies in other industries. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP.

The following table presents a reconciliation of our Adjusted Net (Loss) Income and Adjusted EBITDA to our GAAP net income (loss), which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages, unaudited)	2021	2020	2021	2020
Net loss (GAAP)	$(15,303)	$(2,944)	$(6,346)	$(21,799)
Change in fair value of warrant liabilities	13,185	—	13,185	—

Adjusted net (loss) income	(2,118)	(2,944)	6,839	(21,799)
Adjusted net (loss) income margin	(0.4)%	(1.6)%	0.6%	(2.6)%
Adjustments:
Interest expense	5,495	1,312	9,670	8,404
Amortization of capitalized interest (1)	1,410	426	2,783	2,565
Income tax expense	81	—	170	—
Depreciation and amortization	156	104	433	308
Amortization of stock-based compensation	1,053	337	2,316	875

Adjusted EBITDA	6,077	(765)	22,211	(9,647)
Adjusted EBITDA margin	1.1%	(0.4)%	1.8%	(1.1)%

(1)

Amortization of capitalized interest represents all interest related costs, including senior and mezzanine interest related costs, incurred on homes sold in the period presented that were capitalized and expensed in cost of sales at the time of sale.